LYRIS, INC., REPORTS SECOND QUARTER FISCAL 2011 RESULTS

     (EMERYVILLE, CA), February 9, 2011—Lyris, Inc., (OTCBB: LYRI.OB), the online marketing expert, today reported results for the second quarter of fiscal 2011.

     For the quarter ended December 31, 2010, Lyris reported revenues of $10.3 million compared to revenues of $11.3 million in the second quarter a year ago and revenues of $10.1 million in the prior quarter.

     On a GAAP basis, the company reported a net loss of $357,000, or $0.00 per share, in the second quarter of 2011, compared with a net loss of $327,000, or $0.00 per share, in the second quarter of 2010.

     On a non-GAAP basis, Lyris reported net income of $21,000, or $0.00 per diluted share, in the second quarter of 2011, versus non-GAAP net income of $768,000, or $0.01 per diluted share, in the same period a year ago. Material components excluded from non-GAAP net income in the second quarter of 2011 were amortization of intangibles of $524,000, stock-based compensation expense of $179,000 and a $325,000 reversal of a balance sheet reserve related to a potential royalty payment that is no longer a liability. Exclusions from non-GAAP net income in the second quarter of 2010 included amortization of intangibles of $934,000 and stock-based compensation expense of $161,000.

     The company said adjusted EBITDA in the second quarter of 2011 was $346,000 compared to $1.2 million dollars in the same period a year ago. Adjusted EBITDA is earnings before net interest expense, taxes, depreciation and ammonization expense, non-cash stock-based compensation expense, other income or losses and certain other exclusions.

     A reconciliation between GAAP and non-GAAP net income and between GAAP net income and adjusted EBITDA can be found in this news release and at www.lyris.com.

     “Our second quarter financial performance versus a year ago reflects several factors, including the macroeconomic environment, pricing pressures and client churn. To address these issues and facilitate revenue growth, we are accelerating our sales development, marketing, customer service and technology enhancement initiatives. Helping to drive our strategy will be the recently announced additions to our management team—Keith Taylor, chief financial officer; Nello Franco, senior vice president of customer success; and Phil Sakakihara as chief technology officer,” said Wolfgang Maasberg, chief executive officer.

     “We expect to announce several new important features for Lyris HQ during the balance of fiscal 2011. In addition, we are excited about the potential for our newest version of ListManager, Lyris’ on-premises email marketing software launched last week. This offering provides improved campaign planning and end-to-end performance tracking capabilities designed to provide greater campaign effectiveness. We believe this new version of the product will enhance the effectiveness of our clients’ email marketing campaigns,” he added.

     For the first six months of fiscal 2011, Lyris reported revenues of $20.4 million compared to revenues of $22.1 million in the first six months of fiscal 2010. On a GAAP basis, the company reported a net loss of $3.6 million, or $0.03 per share, in the first six months of fiscal 2011, versus a net loss of $1.1 million, or $0.01 per share, in the first six months of fiscal 2010. On a non-GAAP basis, the company reported a net loss of $2.0 million, or $0.02 per share, in the first six months of fiscal 2011, versus non-GAAP net income of $1.1 million, or $0.01 per diluted share, in the same period a year ago. Non-GAAP net income in the first six months of fiscal 2011 and fiscal 2010 excludes amortization of intangibles of $1.4 million and $1.9 million and stock-based compensation expense of $476,000 and $353,000, respectively. In addition, results for the first half of 2011 include the $325,000 reversal of a balance sheet reserve. Adjusted EBITDA for the first six months of fiscal 2011 was a negative $400,000 versus a positive $2.1 million in the same period a year ago.

Conference Call

     The company will hold a conference call today, February 9, at 8 a.m., Pacific Standard Time (11 a.m., Eastern Standard Time). The teleconference can be accessed by calling (719) 325-4823, passcode 5094606, or via the Internet at www.lyris.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the call will be available through Wednesday, February 16, at (858) 384-5517, passcode 5094606, or via the company’s website at www.lyris.com.

Non-GAAP Financial Measures

     In this release and during our conference call as described above, we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

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     We believe the calculation of non-GAAP net income (loss) calculated without acquisition-related amortization charges, non-cash stock-based compensation expense and certain other measures provide a meaningful comparison to our net income (loss) figures. Management does not consider these measures that are excluded to be related to the company’s ongoing core operating performance and therefore non-GAAP net income provides a basis for comparison of the company’s operating results across other periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as net income (loss) on a GAAP basis, less interest, taxes, depreciation, amortization, non-cash stock compensation expense and certain other financial measures, is an indicator of the company’s cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

About Lyris

     Lyris, Inc., (OCTBB: LYRI.OB) is the online marketing expert delivering the right mix of software technology and industry knowledge to help its customers simplify their marketing efforts and optimize campaign ROI. Through its on-demand integrated marketing suite, Lyris HQ, and reliable on-premise solutions, including Lyris ListManager, Lyris provides customers the right tools to optimize their online and mobile marketing initiatives.

Contacts:

Richard McDonald

Director, Investor Relations

Lyris, Inc.

(610) 688-3305

rmcdonald@lyris.com

or

Neal Rosen

Ruder-Finn

(415) 692-3058

rosenn@ruderfinn.com

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Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended
	December 31,
	2010	2009
Revenues:
Subscription revenue	$7,931	$8,664
Support and maintenance revenue	944	1,055
Professional services revenue	882	812
Software revenue	577	783
Total revenues	10,334	11,314
Cost of revenues:
Subscription, software and other services	4,397	4,716
Amortization of developed technology	169	434
Total cost of revenue	4,566	5,150
Gross profit	5,768	6,164
Operating expenses:
Sales & marketing	3,576	3,303
General and administrative	1,733	1,728
Research & development	405	740
Amortization of customer relationship and
trade names	355	500
Total operating expenses	6,069	6,271
Loss from operations	(301)	(107)
Interest expense	(25)	(84)
Interest income	4	-
Other income	(32)	1
Loss from operations before income taxes	(354)	(190)
Income tax provision (benefit)	3	137
Net loss	$(357)	$(327)
Net loss per share basic and diluted	$(0.00)	$(0.00)
Weighted average shares outstanding used in
calculating net loss per share:
Basic and diluted	121,234	103,222

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Six Months Ended
	December 31,
	2010	2009
Revenues:
Subscription revenue	$15,579	$16,931
Support and maintenance revenue	1,902	2,221
Professional services revenue	1,869	1,596
Software revenue	1,096	1,394
Total revenues	20,446	22,142
Cost of revenues:
Subscription, software and other services	10,201	9,127
Amortization of developed technology	520	866
Total cost of revenue	10,721	9,993
Gross profit	9,725	12,149
Operating expenses:
Sales & marketing	7,375	6,596
General and administrative	4,305	3,773
Research & development	723	1,460
Amortization of customer relationship and
trade names	855	999
Total operating expenses	13,258	12,828
Loss from operations	(3,533)	(679)
Interest expense	(33)	(171)
Interest income	9	-
Other income	(13)	1
Loss from operations before income taxes	(3,570)	(849)
Income tax provision (benefit)	-	275
Net loss	$(3,570)	$(1,124)
Net loss per share basic and diluted	$(0.03)	$(0.01)
Weighted average shares outstanding used in
calculating net loss per share:
Basic and diluted	121,343	103,222

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	December 31,
	2010	2009
Net loss	$(357)	$(327)
Stock-based compensation expense	179	161
Amortization of intangibles	524	934
Reversal of balance sheet reserve	(325)	-
Non-GAAP net income (loss)	$21	$768
Net income (loss) per share basic and diluted	$0.00	$0.01

Shares used to compute net income per share:
Basic and diluted	121,234	103,222

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Six Months Ended
	December 31,
	2010	2009
Net loss	$(3,570)	(1,124)
Stock-based compensation expense	476	353
Amortization of intangibles	1,375	1,865
Reversal of balance sheet reserve	(325)	-
Non-GAAP net income (loss)	$(2,044)	$1,094
Net income (loss) per share basic and diluted	$(0.02)	$0.01

Shares used to compute net income per share:
Basic and diluted	121,343	103,222

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended
	December 31,
	2010	2009
Net loss	$(357)	$(327)
Interest (income) / expense, net	21	84
Income tax (benefit) / provision	3	137
Depreciation and amortization	793	1,190

Total EBITDA	460	1,084

Stock-based compensation expense	179	161
Reversal of balance sheet reserve	(325)	-
Other income	32	(1)

Total Adjusted EBITDA	$346	$1,244

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Six Months Ended
	December 31,
	2010	2009
Net loss	$(3,570)	$(1,124)
Interest (income) / expense, net	24	171
Income tax (benefit) / provision	-	275
Depreciation and amortization	1,920	2,419

Total EBITDA	(1,626)	1,741

Stock-based compensation expense	476	353
Reorganization and severance expense	1,062	-
Reversal of balance sheet reserve	(325)	-
Other income	13	(1)

Total Adjusted EBITDA	$(400)	$2,093

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.